Exhibit 10.1

AMENDMENT, SETTLEMENT
AND RELEASE AGREEMENT

This Amendment, Settlement and Release Agreement (this “Agreement”) dated July 18, 2011, is by and between Lucas Energy, Inc., a Nevada corporation, with headquarters located at 3555 Timmons Lane, Suite 1550, Houston Texas 77027 and any of its affiliates, agents, directors, officers, employees, shareholders, representatives, successors and assigns (the “Company”) and the investor listed on the signature page hereto (the “Buyer”), each a “Party” and collectively the “Parties.”

Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document and shall be deemed part of such document or agreement for purposes hereof. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance include any amendment or modification thereof.

W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement entered into by and between the Company and certain buyers party thereto, including the Buyer (collectively, the “Buyers”) on December 26, 2010 (the “Purchase Agreement”), and with a closing date of December 30, 2010 (the “Closing Date”), the Company sold an aggregate of 2,510,506 units to the Buyers, with each unit consisting of (a) one share (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (b) one Series B Warrant to purchase one share of the Company’s Common Stock at an exercise price of $2.86 per share (the “Series B Warrants”); and (c) one Series C Warrant to purchase one share of the Company’s Common Stock at an exercise price of $2.62 per share (the “Series C Warrants” and together with the Series B Warrants, the “Warrants”, and collectively with the Common Shares, the “Units”), each of which Units had a purchase price of $2.38 (collectively the “Offering”);

WHEREAS, the Series B Warrants were evidenced and documented by a Series B Warrant agreement entered into by the Company for the benefit of each of the Buyers (the “Series B Warrant Agreements”) and the Series C Warrants were evidenced and documented by a Series C Warrant agreement entered into by the Company for the benefit of each of the Buyers (the “Series C Warrant Agreements” and collectively with the Series B Warrant Agreements, the “Warrant Agreements”);

WHEREAS, the Series C Warrants are exercisable at the option of the holders thereof for a ten (10) Trading Day (as defined in the Warrants) period beginning on July 21, 2011 and ending on August 3, 2011 (the “Series C Holder Warrant Exercise Period”), and subject to the terms and conditions of the Series C Warrant Agreements and upon the occurrence of certain events the Company can force the exercise of the Series C Warrants and require an exercise thereof as provided therein;

WHEREAS, the Units were purportedly offered through a Prospectus Supplement (Supplement No. 2) filed with the United States Securities and Exchange Commission (the “SEC”) on December 30, 2010 and accompanying base prospectus (collectively the “Prospectus Supplement”) filed in connection with the Company’s previously filed Form S-3 shelf registration statement filed with the Securities and Exchange Commission on December 31, 2009, which registered an aggregate of $10,000,000 in securities (the “Shelf Registration”);

WHEREAS, the Company engaged qualified outside counsel to opine on the sufficiency and effectiveness of the Prospectus Supplement and Shelf Registration and received an opinion that the Prospectus Supplement and Shelf Registration complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended and based on such opinion, the Company originally believed that the Shelf Registration had sufficient capacity to cover and register all of the shares of common stock sold in connection with the Units, all of the Series B Warrants, all of the Series C Warrants, and all of the shares of common stock issuable upon the exercise of such warrants in the Prospectus Supplement; however, it was subsequently determined that the Shelf Registration only had sufficient capacity to cover and register the Common Shares included in the Units and 941,053 shares out of the 2,510,506 shares of Common Stock issuable under the Series C Warrants and such Warrants on the Prospectus Supplement (the “Shelf Registered Warrants”);

WHEREAS, the Company filed a Form S-3 Registration Statement and Prospectus in connection therewith on May 2, 2011 (the “Resale Registration Statement”), to register the resale of 4,079,959 unregistered shares of Common Stock issuable upon exercise of the respective associated Warrants held by the Buyers (the “Associated Warrants”) and certain outstanding warrants that are not Shelf Registered Warrants;

WHEREAS, the Buyer has asserted that it was damaged, and continues to be damaged, by the Shelf Registration not registering all of the shares of Common Stock sold in connection with the Units (the “Securities Law Issues”); and

Amendment, Settlement and Release Agreement

WHEREAS, the Parties desire to enter into this Agreement to release each other from any liability in connection with the Securities Law Issues, to compromise claims, avoid the costs and uncertainty of litigation, establish an equitable compromise among the Parties and provide for the Company to receive funding for working capital, and the Parties have agreed that this Agreement will accomplish the above by reducing the exercise price of the Series C Warrants, amending the Initial Exercisability Date with respect to the voluntary exercise of the Series C Warrants by the Buyer, requiring the immediate exercise of a percentage of the Series C Warrants, and modifying certain other terms and conditions of the Series C Warrant Agreements and Purchase Agreement pursuant to the terms and conditions of this Agreement as set forth below.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the sufficiency of which is hereby acknowledged and confessed, it is hereby agreed as follows:

1.           Amendment to Terms and Conditions of the Series C Warrant Agreements, the Series B Warrant Agreements and Purchase Agreement.

1.1           Effective as of the Effective Date, (A) the per share “Exercise Price” of the Series C Warrants (as defined in Section 1(b) of such Series C Warrant Agreements and as such term is used throughout such Series C Warrant Agreements) shall be automatically revised and amended to “$2.48 per share”, subject to adjustment as provided in such Series C Warrant Agreements and (B) Sections 5(a)(1)(i) and 5(a)(1)(ii) of the Series C Warrant Agreements shall be automatically revised and amended to refer to and reference the Exercise Price of $2.48 per share and not the “Exercise Price as of the Issuance Date”;

           1.2           Effective as of the Effective Date, and provided that the last Closing Bid Price (as defined in the Warrants) of the Company’s Common Stock on the Effective Date, on The NYSE Amex Equities (the “Principal Market”), as reported by Bloomberg Financial Markets, is greater than the Exercise Price, as amended pursuant to Section 1.1 above, the Buyer shall be deemed to have affected a cash exercise of a total of 25% of the aggregate Series C Warrants which it holds, effective as of the close of the market on the Effective Date (the “Initially Exercised Warrants”) and shall, on such Effective Date, provide the Company an Exercise Notice (as defined in the Series C Warrants) confirming and documenting the exercise of such Initially Exercised Warrants pursuant to the terms and conditions thereof (the “Exercise”).  Along with the Exercise Notice, the Buyer shall, within two (2) Trading Days of the Effective Date, deliver to a bank account designated by the Company in writing (on Company letterhead and signed by an officer of the Company) pursuant to the terms of the Series C Warrant Agreement and the Exercise Notice cash consideration equal to the Aggregate Exercise Price (as defined in the Warrants) of the Initially Exercised Warrants (“Aggregate Exercise

Amendment, Settlement and Release Agreement

Consideration”).  Notwithstanding anything to the contrary, such exercise shall in all cases be subject to the “Ownership Limitation” of Section 1(f) of the Warrant Agreements, which provides that the Buyer cannot exercise any Warrant, to the extent that after giving effect to such exercise, the Buyer (together with the Buyer’s affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (as described in greater detail in the Warrant Agreements);

1.3           Effective as of the Effective Date, the definition of "Initial Exercisability Date", solely as such term is used in the first sentence of the introductory paragraph and in Section 1(a) of the Series C Warrant Agreement held by the Buyer (but not as used in Section 5 or in Section 17(j) of such Series C Warrant Agreement) shall be revised and amended to replace the words "the tenth (10th) Trading Day immediately prior to the 216th day following the Issuance Date" with the words "July 18, 2011".  For the avoidance of doubt, the term "Initial Exercisability Date" as used in Sections 5 and 17(j) of such Series C Warrant Agreement shall continue to refer to "the tenth (10th) Trading Day immediately prior to the 216th day following the Issuance Date."; and

1.4          Notwithstanding the above and for the sake of clarity, the Buyer agrees and confirms that the definition of “Registration Statement” as set forth in the Purchase Agreement shall include the Resale Registration Statement and any other registration statements that the Company may file from time to time (or modifications, amendments or supplements thereto) in connection with the registration of the shares of Common Stock issuable upon exercise of the Warrants, and as such, no Cashless Exercise (as defined in the Warrant Agreements) is available pursuant to the terms of the Warrant Agreements or will be available as long as the Shelf Registration or the Resale Registration Statement (as the same may be amended or supplemented) is effective to provide for the registration or resale of all shares of Common Stock issuable upon exercise of the Warrants by the Buyer; provided, however, that the Company shall permit the Buyer or its legal counsel to review and comment upon such amendment or supplement related to information regarding the Buyer and the description of the plan of distribution contained therein, and the Company shall not file any amendment or supplement containing information about the Buyer to which the Buyer or its legal counsel reasonably objects.

1.5           Effective as of the Effective Date, the definition of "Expiration Date" set forth in Section 17(h) of the Series B Warrant Agreement held by the Buyer and as such term is used throughout such Series B Warrant Agreement) shall be automatically revised and amended to add the following proviso to the end of such definition:

“provided, that the Expiration Date shall be extended by one day for each day from and after the period beginning twelve months immediately preceding the then

Amendment, Settlement and Release Agreement

effective Expiration Date that there occurs a Public Information Failure (as defined in the Amendment, Settlement and Release Agreement dated as of July 18, 2011 by and between the Company and the Holder).”

1.6           Effective as of the Effective Date, the definition of "Expiration Date" set forth in Section 17(k) of the Series C Warrant Agreement held by the Buyer and as such term is used throughout such Series C Warrant Agreement) shall be automatically revised and amended to add the following proviso to the end of such definition:

"provided, further, that the Expiration Date shall be extended by one day for each day from and after the Effective Date that there occurs a Public Information Failure (as such terms are defined in the Amendment, Settlement and Release Agreement dated as of July 18, 2011 by and between the Company and the Holder).

1.7           The amendments, confirmations and terms and conditions of Sections 1.1 to 1.6 of this Agreement shall be referred to herein as the “Buyer Amendments.”

1.8           Upon the Effective Date, each reference in the Warrant Agreements and Purchase Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Warrant Agreements and Purchase Agreement, respectively, as modified and amended by the Buyer Amendments. Except as amended hereby, the Purchase Agreement and each of the Warrants shall remain unchanged and in full force and effect and, subject to the Buyer Amendments, each of them is hereby ratified and confirmed in all respects.

1.9           The Company confirms and acknowledges in connection with this Agreement that Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), will be available for the resale of the shares of the Company’s Common Stock underlying the Warrants (the “Warrant Shares”), in the event the Shelf Registration, Resale Registration or any other registration statement filed to register the Warrant Shares is not available for the sale of all the Warrant Shares (a “Non-Registration Event”), assuming (1) Rule 144 does not change subsequent to the date hereof; (2) the Buyer is not an affiliate at the time of the exercise and does not become an affiliate (as defined pursuant to Rule 144) of the Company as a result of such exercise of the Series C Warrants; and (3) the Company is current in its periodic filing obligations pursuant to the Securities Exchange Act of 1934, as amended (the “Rule 144 Requirements”). The Company shall promptly cause The Loev Law Firm, PC (or the Company’s then corporate counsel), upon the occurrence of a Non-Registration Event, to provide the Buyer and the Company’s Transfer Agent with a legal opinion providing for the sale of the Warrant Shares by the Buyer pursuant to Rule 144, provided the Rule 144

Amendment, Settlement and Release Agreement

Requirements are met and the Buyer provides a Seller’s Representation Letter in the form attached hereto as Exhibit A.

1.10           Notwithstanding Section 1.4 and in an abundance of caution, the Buyer hereby consents to the Company filing a Prospectus Supplement with the SEC describing the amendments to the Series C Warrants, Series C Warrant Agreements and Purchase Agreement affected by this Agreement. The Company hereby covenants and agrees to file such Prospectus Supplement no later than the second (2nd) Business Day (as defined in the Warrants) following the Effective Date hereof; provided, however, that the Company shall permit the Buyer or its legal counsel to review and comment upon such Prospectus Supplement related to information regarding the Buyer and the description of  the plan of distribution, and the Company shall not file any such Prospectus Supplement containing information about the Buyer to which the Buyer or its legal counsel reasonably objects. In furtherance of the foregoing, neither the Company nor any Subsidiary (as defined in the Purchase Agreement) or affiliate thereof shall identify the Buyer as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market (as defined in the Purchase Agreement).

2.           Mutual Release.  All Parties for themselves, and their officers, directors, agents, affiliates, servants, directors, managers, members, representatives, successors, employees, assigns and attorneys, to the extent legally allowed, hereby covenant and agree as follows:

2.1           In consideration for the Buyer Amendments and the Company Release (as it relates to the Buyer), and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and effective as of the Company Release Effective Date (as defined below), the Buyer hereby releases, acquits and forever discharges the Company, and its current, past and future officers, directors, affiliates, agents, servants, representatives, successors, employees, partners, members, advisors, attorneys, and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands, whether asserted or unasserted (collectively, the “Buyer’s Causes of Action”) for the Securities Law Issues and any other Buyer Causes of Action which the Buyer is aware of as of the date hereof, upon or by reason of any manner, cause, causes or thing whatsoever, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal securities regulations arising from or relating to the Securities Law Issues or any other Buyer Causes of Action which the Buyer is aware of as of the date hereof (the “Buyer Release”).

2.2           In consideration of the Buyer Release, the Exercise, the Buyer Amendments, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and effective as of the Buyer Release Effective Date (as
Amendment, Settlement and Release Agreement

defined below), the Company hereby releases, acquits and forever discharges the Buyer, and its current, past and future officers, directors, affiliates, agents, servants, representatives, successors, employees, partners, members, advisors, attorneys, and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands, whether asserted or unasserted (collectively, the “Company Causes of Action”) for the Securities Law Issues and any other Company Causes of Action which the Company is aware of as of the date hereof, upon or by reason of any manner, cause, causes or thing whatsoever, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal securities regulations arising from or relating to the Securities Law Issues or any other Company Causes of Action which the Company is aware of as of the date hereof (the “Company Release”, and collectively with the Buyer Release, the “Releases”).

2.3           Notwithstanding anything to the contrary contained herein, the Company Release shall only become effective upon the latest to occur of the satisfaction in full of all obligations of the Company (i) to timely deliver Warrant Shares pursuant to the terms of the Series C Warrant Agreements with the reduced exercise price as provided in Section 1.1 hereof; (ii) to make the 8-K Filing (as defined below) disclosing the terms and conditions of this Agreement pursuant to Section 8 hereof; and (iii) the filing by the Company of a Prospectus Supplement disclosing the amendments to the terms of the Series C Warrants affected by this Agreement (such date, the “Company Release Effective Date”).

2.4           Notwithstanding anything to the contrary contained herein, the Buyer Release shall only become effective upon the Company Release Effective Date; provided that the payment by the Buyer of the Aggregate Exercise Consideration as provided in Section 1.2 hereof has been made as of such date (such date, the “Buyer Release Effective Date”).

3.           Covenant Not to Sue.

3.1           Subject to the excepted matters set forth herein, the Parties agree that they will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding, in law, equity or otherwise, against the other Parties subject to the Releases above, in any way arising out of or relating to the claims released above.

3.2           The Parties each acknowledge and agree that monetary damages alone are inadequate to compensate the other Parties (or their assigns) for injury caused or threatened by a breach of this “Covenant Not to Sue” and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation of this Covenant Not to Sue is a necessary

Amendment, Settlement and Release Agreement

and appropriate remedy in the event of such a breach. Nothing contained in this section, however, shall be interpreted or construed to prohibit or in any way to limit the right of a non-breaching Party or of any of its assigns to obtain, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this Covenant Not to Sue and Agreement.

3.3           Notwithstanding the foregoing, any action or proceeding brought for breach of or to interpret or enforce the terms of this Agreement is excepted from each of the Covenants Not to Sue set forth above.

3.4           The Parties understand, acknowledge and agree that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, claim, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases.  Similarly, the Parties agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered relating to the subject matter discussed above, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

4.           Effective Date.  This Agreement and the terms and conditions hereof shall become effective on the date that Buyer and the Company shall have executed this Agreement and all other Buyers and the Company have executed an Amendment, Settlement and Release Agreement substantially identical to this Agreement (the “Effective Date”).

5.           Mutual Representations, Covenants and Warranties.  Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warrants that:

5.1           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed by such Party, and when delivered by such Party in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles; and

5.2           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) result in a violation of the organizational documents of the Investor or (ii) constitute a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Party;

Amendment, Settlement and Release Agreement

or (iii) constitute a breach of any provision contained in, or a default ~~,~~(or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract, indenture or instrument to which such Party is bound or affected.

           5.3           To the best knowledge of each Party, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency or self-regulatory organization or body pending or, to the knowledge of such Party, threatened against or affecting such Party that could reasonably be expected to have a material adverse effect on the ability of such Party to perform its obligations hereunder.

6.           Representations of the Buyer.  The Buyer agrees, represents, acknowledges and warrants to the Company that the Buyer is acting independently from the other Buyers in connection with its entry into this Agreement, the decision to Exercise the Series C Warrants and will act independently of the other Buyers in connection with the Buyer’s decision as to whether or not to sell or dispose of the Common Stock shares issuable upon Exercise of the Series C Warrants.  The Buyer further agrees, represents, acknowledges and warrants to the Company that its securities (including the Warrants and shares of Common Stock issuable upon exercise of the Warrants) are beneficially owned (as such term is defined in the Securities Exchange Act of 1934, as amended) by it.

7.           Representations of the Company.  The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations hereunder.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Effective Date have been obtained or effected on or prior to the Effective Date.  The Company is not in violation of the requirements of the Principal Market, and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

8.           8-K Filing.  On or before 8:30 a.m., New York City time, on the first (1st) Business Day following the Effective Date of this Agreement, the Company shall file a Current Report on Form 8-K (the “8-K Filing”) describing the terms of this Agreement and attaching a copy of the form of this Agreement.  As of immediately following the 8-K Filing, the Company hereby covenants and agrees that the Buyer shall not be in

Amendment, Settlement and Release Agreement

possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC.

9.           Public Information.  At any time during the period commencing on the date hereof and ending at such time that all Warrants and shares of Common Stock issuable upon exercise of the Warrants are either sold pursuant to a registration statement or pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) and at such time there is otherwise no registration statement available for the sale or resale of all of the shares of Common Stock underlying the Warrants (a “Public Information Failure”) then, as partial relief for the damages to any holder of Warrants by reason of any such delay in or reduction of its ability to sell the shares of Common Stock issuable upon exercise of the Warrants (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the holders, based on their pro rata ownership of non-exercised and non-expired warrants on the first day of a Public Information Failure, an aggregate of $80,000 (pro rated for a period of less than thirty days) for the first thirty calendar days that there is a Public Information Failure, which is payable on the earlier of (1) the thirty-first (31st) day following the Public Information Failure, or (2) when the Public Information Failure ceases to exist.  In the event that the Public Information Failure continues beyond thirty calendar days, each such holder shall receive an amount in cash equal to one and one-half percent (1.5%) of the aggregate Black Scholes Value (as defined in the Warrants) of such holder’s non-exercised and non-expired Warrants on the sixty-first (61st) calendar day after the Public Information Failure (covering the 31st to 60th calendar days) and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured; (ii) such time that such public information is no longer required pursuant to Rule 144; and (iii) the expiration date of the Warrants.  The payments to which a holder shall be entitled pursuant to this Section 9 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.  It is acknowledged and agreed by the Parties that each Buyer shall not exercise the Warrants via a Cashless Exercise during a Public Information Failure.

10.           Further Assurances.  The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

Amendment, Settlement and Release Agreement

11.           Nondisparagement.  For a period of two years following the Effective Date, the Parties agree that they will not say, write or cause to be said, disseminated, published, issued, communicated or written, any statement that may be considered defamatory, derogatory, or disparaging of any other Party nor any other Party’s affiliates, officers, directors, trustees, employees, partners, members, advisors, attorneys, investors, and agents, and their and their heirs, successors, assigns, representatives, and predecessors, individually and in their official capacities, except to the extent the same is a privileged communication under applicable law.

12.           Capacity.  The Parties represent that they are lawfully authorized to execute this Agreement.  The Parties to this Agreement further represent that they have read it in full before its execution and that they fully understand the meaning, operation and effect of its terms.

13.           No Prior Assignments.  The Parties hereto represent that each has not assigned, sold, pledged, hypothecated or otherwise divested, in whole or in part, any claim, demand and/or causes of action against any other Party, or their affiliates, agents, officers, directors, servants, representatives, successors, employees, attorneys, or assigns to any person or entity prior to such Party’s execution of this Agreement.

14.           Binding Effect.  This Agreement shall be binding on each Party who has executed this Agreement on or prior to the Effective Date (or any Buyer which the Company, in its sole discretion allows to be party to this Agreement subsequent to the Effective Date) and shall be binding on and inure to the benefit of each of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

15.           Modification.  No modification or amendment of this Agreement shall be effective unless such modification or amendment shall be in writing and signed by the Company and the Buyer.

16.           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

17.           No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law,

Amendment, Settlement and Release Agreement

legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties.

18.           No Admission of Liability.  Each Party acknowledges and agrees that this Agreement is a compromise and neither this Agreement, nor any consideration provided pursuant to this Agreement, shall be taken or construed to be an admission or concession by either Party of any kind with respect to any fact, liability, or fault except as may be expressly set forth herein.  This Agreement and the terms and conditions hereof shall be prohibited from use and non-admissible as evidence or proof of liability or for any other reason pursuant to Rule 408 of the Federal Rules of Evidence, as amended from time to time and any similar state rules of evidence.

19.           Interpretation.  The interpretation, construction and performance of this Agreement shall be governed by the laws of the party to whom action is brought against.  Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

20.           Governing Law.  This Agreement shall be interpreted in accordance with the laws of the State of New York.  In the event of a dispute concerning this Agreement, the parties agree that exclusive venue lies in a court of competent jurisdiction in the City of New York, Borough of Manhattan.

21.           Most Favored Nations.  Each Buyer is contemporaneously entering into an agreement that is identical to this Agreement (other than the names of the Parties) and each Party acknowledges that there are no side agreements relating to this Agreement and/or the transactions contemplated by this Agreement, with the exception of reimbursement for outside counsel fees for counsel to Empery Asset Management LP,  who assisted in the drafting and negotiation of this Agreement.  With respect to the amendments to the Warrant Agreements, and limited specifically to those amendments to provisions found in Section 1 of this Agreement (collectively, the “Warrant Amendments”), the Company hereby agrees to offer to any other Buyers the benefits of such Warrant Amendments that were offered to the Buyer which is subject to this Agreement.  Should the Company enter into any subsequent amendments or modifications to the Warrant Agreements with any other Buyer which provides for amendments to the Warrant Agreements that are more favorable than the Warrants Amendments contained in this Agreement, then the provisions of Section 1 of the Agreement shall be deemed to be modified to provide all of the Buyers with those more favorable amendments to the Warrant Agreements.  The Company shall notify each Buyer promptly of the existence of such more favorable Warrants Amendments, and each Buyer shall have the right to immediately receive the more favorable Warrants Amendments, subject to any other requirements and obligations that a Buyer accepting

Amendment, Settlement and Release Agreement

the Warrants Amendments is subject to upon the receipt of the benefits of the Warrants Amendments. If requested in writing by any Buyer, the Company shall take action to promptly provide the appropriate Buyer with the terms and conditions of the more favorable terms and conditions of the amendments to the Warrant Agreements.

22.           Severability.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23.           Execution.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and such counterparts taken together shall constitute but one and the same Agreement.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.  For purposes of this Agreement, a faxed signature shall constitute an original signature.

Amendment, Settlement and Release Agreement

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Agreement as of the date first written above, to be effective as of the Effective Date.

COMPANY:
LUCAS ENERGY, INC. By: _________________________ Name: Title:

Amendment, Settlement and Release Agreement

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Agreement as of the date first written above, to be effective as of the Effective Date.

BUYER:
[INSERT NAME OF BUYER] By:_________________________ Name: Title:

Amendment, Settlement and Release Agreement

EXHIBIT A

Rule 144 Seller’s Representation Letter

Re:           Lucas Energy, Inc.

The undersigned has requested that you remove the restrictive legend on ______________ shares of common stock (the “Securities” or the “Common Stock”) of Lucas Energy, Inc. (the “Company”) pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act” and “Rule 144”), represented by the following certificate(s)(copies of the front and back of which are attached hereto):

Certificate No.	Shares

___________	___________
___________	___________
___________	___________

In connection with this request, the undersigned hereby makes the following representations, warranties and confirmations:

1.
The undersigned acquired and paid for the Securities more than six months ago. The Securities have been held by the undersigned as beneficial owner (as defined in Rule 144(d)) during that entire period. (The date of acquisition of the Securities was ____________.)1  Full consideration for the Securities (including the payment of any promissory note or other obligation given in exchange for the Securities) was given at least six months prior to the date of this letter.

2.
The (a) undersigned  and (b) any entity which the undersigned owns or controls, do not directly or indirectly beneficially own an equity interest of 10% or more in the Company (a “Beneficial Interest”) and have not held a Beneficial Interest in for at least the last ninety (90 days).

3.
The (a) undersigned, (b) any Affiliate and Associate of the undersigned (as such terms are defined in Rule 405 of the Act); and (c) any entity which the undersigned or any of its Affiliates or Associates owns or controls, are not otherwise an “affiliate” of the Company (as such term is defined in Rule 144 of the Act); and have not otherwise been an “affiliate” of the Company for at least the last ninety (90 days).

1 Alternatively, the holder of the Securities may represent that it has satisfied the holding period of Rule 144 if the Securities or the Warrants pursuant to which the Securities were issued were out of the hands of the Company or an affiliate of the Company for at least six months.

Amendment, Settlement and Release Agreement

4.
The undersigned and any of its Affiliates and, to its knowledge, its Associates (including any entity which the undersigned or any of its Affiliates and, to its knowledge, its Associates owns or controls) is not required to aggregate any sales of Securities with any “affiliates” of the Company pursuant to Rule 144.

5.	The undersigned is familiar with Rule 144 and does not know or have any reason to believe that the proposed sale of the Securities may not be made in compliance with Rule 144.

6.
The undersigned confirms that the sale of the Securities is not part of a plan or scheme to evade the registration requirements of the Act and that the Securities are not subject to any lockup, pooling agreement or other contractual restriction on transfer.

7.	The undersigned does not possess any material, nonpublic information regarding the Company or its prospects.

8.	The undersigned has had an opportunity to read and fully understand the representations and warranties set forth in this Rule 144 Seller’s Representation Letter and Rule 144.

9.
On or prior to the issuance of a legal opinion by The Loev Law Firm, PC with respect to the removal of restrictive legends contemplated hereby, the undersigned will promptly notify The Loev Law Firm, PC, of any occurrence, which would render any of the foregoing inaccurate.

The Company, its attorney, its transfer agent, and their agents and representatives (the “Company Parties”) may rely on this representation letter.

Sincerely,

Entity name:___________________

Signature:_____________________

Printed name:__________________

Its:_______________________

Date:__________________

Amendment, Settlement and Release Agreement